EXHIBIT 8.2

DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601-1293
T 312.368.4000
F 312.236.7516
W www.dlapiper.com

February 2, 2015
Signature Office REIT, Inc.
6200 The Corners Parkway, Suite 100
Norcross, Georgia 30092-3365
Ladies and Gentlemen:
We have acted as counsel to Signature Office REIT, Inc., a Maryland corporation (the “Company”) operating as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. As described in a Registration Statement on Form S-4, File __________, and the related Proxy Statement and Prospectus filed by Griffin Capital Essential Asset REIT, Inc., a Maryland corporation operating as a REIT for U.S. federal income tax purposes (“Parent”) with the U.S. Securities and Exchange Commission on February 3, 2015 (as amended, the “Registration Statement”) and pursuant to an Agreement and Plan of Merger, dated as of November 21, 2014 (the “Merger Agreement”) made by and among the Company, Parent, and Griffin SAS, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), and each outstanding share of common stock, $0.01 par value per share (the “Company Common Stock”), of the Company will be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable Maryland law.
In connection with Section 7.3(f) of the Merger Agreement, you have requested our opinion that for U.S. federal income tax purposes the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
BACKGROUND
Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company shall merge with and into Merger Sub. Following the Merger, Merger Sub will continue as the surviving entity and a direct wholly owned subsidiary of Parent, and the separate corporate existence of the Company will cease. The Parent will maintain its existence as a REIT under Section 856 of the Code.
DOCUMENTS REVIEWED
In rendering the opinion expressed herein, we have examined and relied on (i) the Merger Agreement, (ii) the Registration Statement, (iii) a certificate of representations, dated as of the date hereof, provided by the Company and a certificate of representations, dated as of the date hereof, provided by Parent and Merger Sub (each, a “Certificate of Representations,” and collectively, the “Certificates of Representations”), and (iv) such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein. In addition we have reviewed the form of opinion of counsel to be received concurrently herewith by Parent from Baker Donelson Bearman Caldwell & Berkowitz, PC with respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code (the “Baker Donelson Opinion”).

OPINION AND GENERAL LIMITATIONS
The opinion set forth in this letter is based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. An opinion of counsel with respect to an issue represents counsel’s best professional judgment as to the outcome on the merits of the issue, if the issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to the issue or that a court will not sustain such a position asserted by the IRS.
In our examination of the reviewed documents, we have assumed that (i) all documents reviewed by us are original documents, or true, correct and complete copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true, correct and complete and will remain true, correct and complete, (v) the Merger will be consummated in accordance with the terms of the Merger Agreement, and as described in the Registration Statement, (vi) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, (vii) the parties at all times will operate in accordance with the method of operation described in their organizational documents and the Registration Statement, and (viii) the Baker Donelson Opinion is being delivered to Parent concurrently herewith in the form provided to us and has not been and will not be modified or withdrawn.
For purposes of rendering the opinion expressed herein, we have also assumed that the representations contained in the Certificates of Representations are true, correct and complete and will remain true, correct and complete, that the Company, Parent and Merger Sub have complied with and will continue to comply with the covenants and agreements set forth in the Certificates of Representations and the Merger Agreement, and that each representation that is stated in the Certificates of Representations to be made to the best of the knowledge of the Company, Parent or Merger Sub is accurate and complete and will remain accurate and complete without regard to such qualification as to the best of such party’s knowledge.
Our opinion could be affected if any of the facts set forth in the Merger Agreement, the Registration Statement or the Certificates of Representation or other documents, records and instruments we have reviewed are or become inaccurate or if there is a failure to comply with any of the covenants and agreements set forth in the Merger Agreement or the Certificates of Representations.
Based upon and subject to the foregoing, we are of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
The opinion expressed herein represents our conclusion as to the application of the U.S. federal income tax laws existing as of the date hereof. We can give no assurance that legislative enactments, administrative changes or judicial decisions that would modify or supersede our opinion will not be forthcoming. The opinion expressed herein represents our conclusion based upon the assumptions, documents, facts, representations, covenants and agreements referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions, representations, covenants or agreements could affect the accuracy of our opinion. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Certificates of Representations.
The opinion set forth in this letter is (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter and (ii) as of the date hereof. Our opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the Securities Act of 1933, as amended (the “Act”) pursuant to Item 601(b)(8) of Regulation S-K, 17

C.F.R ss. 229.601(b)(8), and the reference to DLA Piper LLP (US) contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act, or the rules and regulations of the Commission.
Very truly yours,

/s/ DLA Piper LLP (US)

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